                                                                    Exhibit 11.1





                           Commemorative Brands, Inc.

                 Statement Re: Computation of Per Share Earnings


                                                               Three Months Ended
                                                 ------------------------------------------------
                                                     November 27,              November 28,
                                                         1999                      1998
                                                 ----------------------    ----------------------
                                                 (In thousands, except share and per share data)
Net loss to common stockholders                  $           (1,835)       $             (313)
                                                 ======================    ======================

Weighted average common shares outstanding
                                                            375,985                   377,156
                                                 ======================    ======================

Weighted average common and
Common equivalent shares outstanding                        375,985                   377,156
                                                 ======================    ======================

Basic loss per share                             $            (4.88)       $            (0.83)
                                                 ======================    ======================
Diluted loss per share                           $            (4.88)       $            (0.83)
                                                 ======================    ======================